Exhibit 23.2

                          Independent Auditors' Report
                       BOARD OF DIRECTORS AND STOCKHOLDERS
                       OrthoLogic Corp., Phoenix, Arizona



We have audited the consolidated financial statements of OrthoLogic Corp. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 and have issued our report thereon dated February 9, 1999; such consolidated financial statements and report are included in your 1998 Annual Report to Stockholders and are incorporated in the Company's 1998 Form 10-K by reference. Our audits also included the financial statement schedule of the Company, listed in Item 14. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

Deloitte & Touche LLP
Phoenix, Arizona
February 9, 1999

                                      EX-5